As filed with the Securities and
                    Exchange Commission on March 12, 1999.

                                        Registration No. 333-72691
__________________________________________________________________

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                     __________________________
                   PRE-EFFECTIVE AMENDMENT NO. 1
                             FORM S-3
                      REGISTRATION STATEMENT
                              Under
                    THE SECURITIES ACT OF 1933
                      ______________________
                          LCA-VISION INC.
      (Exact name of registrant as specified in its charter)
  Delaware                                              11-2882328
(State or other       7840 Montgomery Road        (I.R.S. Employer
jurisdiction of       Cincinnati, Ohio 45236   Identification No.)
incorporation or        (513) 792-9292
organization)

         (Address, including zip code, and telephone number,
           including area code, of Registrant's principal
                       executive offices)
                       ________________
                       Stephen N. Joffe
                        LCA-Vision Inc.
                     7840 Montgomery Road
                    Cincinnati, Ohio 45236
                        (513) 792-9292
                     Fax:  (513) 792-5620

     (Name, address, including zip code, and telephone number,
          including area code, of agent for service)
                       _________________
                            Copy to:
                     Charles F. Hertlein, Jr.
                       Dinsmore & Shohl LLP
                        1900 Chemed Center
                      255 East Fifth Street
                     Cincinnati, Ohio  45202
                         (513) 977-8315
                      Fax:  (513) 977-8141

    Approximate date of commencement of proposed sale to the
                              public;
    As soon as practicable after this Registration Statement
                        becomes effective.
                        _________________

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. __

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. _x_

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.__

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. __


                CALCULATION OF REGISTRATION FEE

Title of Each  Amount to be  Proposed  Proposed        Amount of
Class of       Registered(1) Maximum   Maximum   Registration Fee
Securities                   Offering  Aggregate
to be                        Price Per Offering
Registered                   Share     Price

Common Stock,
$.001 par
value         2,705,076(2)   $1.50(3)  $4,057,614    $1,128.02(4)

(1) Also includes an indeterminate number of shares of Common Stock that may become issuable to prevent dilution resulting from stock splits, stock dividends and conversion price or exercise price adjustments, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) In reliance upon Rule 429, this amount is in addition to the shares previously registered by the Registrant under Form S-3 Registration No. 333-55955. All shares unsold under such prior registration statement (a total of 701,959 shares as of March 10, 1999) are carried forward into this registration statement.

(3) Estimated pursuant to Rule 457(g) solely for the purpose of calculating the amount of the registration fee.

(4) Of this amount $850.68 was previously paid in connection with Registration No. 333-55955 and is to be credited as provided in
Rule 429. The balance of $277.34 was paid prior to filing this
Pre-Effective Amendment No. 1.
                         _______________

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
_________________________________________________________________

PROSPECTUS










                        3,407,035 Shares

                         LCA-VISION INC.

                         Common Stock
                        _______________

     Certain shareholders of LCA-Vision Inc. are offering their shares of LCA-Vision Inc. Common Stock for sale to the public at prevailing market prices by means of this Prospectus. LCA-Vision Inc. itself is not offering any shares of stock for sale and will not receive any proceeds from this offering.

     An investment in LCA-Vision Inc. common stock could be risky, and we urge you to read the information described under the "Risk
Factors" heading beginning on page 1.

                          __________

These securities have not been approved or disapproved by the Securities and Exchange Commission or any sate securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.
                         ____________

          The date of this Prospectus is _______, 1999


                       TABLE OF CONTENTS


THE COMPANY                                                    1

RISK FACTORS                                                   1

THE OFFERING                                                   4

CERTAIN TRANSACTIONS                                           5

SELLING SHAREHOLDERS                                           6

PLAN OF DISTRIBUTION                                           7

DESCRIPTION OF SECURITIES                                      8

LEGAL MATTERS                                                  9

EXPERTS                                                        9

WHERE TO FIND MORE INFORMATION                                 9

FORWARD-LOOKING STATEMENTS                                    10

                           THE COMPANY

     We are a leading developer and operator of free-standing laser refractive eye surgery centers. Our laser refractive eye surgery centers provide the facilities, equipment and support services for performing various corrective eye surgeries that employ state-of-the-art laser technologies. The laser vision correction surgeries performed in our centers primarily include laser in situ keratomileusis and photorefractive keratectomy to treat nearsightedness. On November 3, 1998, the United States Food and Drug Administration approved the VISX Star S2 excimer laser to treat farsightedness (hyperopia). The VISX laser, which we have in each of our U.S. centers, can now be used for correcting nearsightedness, myopic astigmatism, and hyperopia. Only excimer lasers approved by the FDA are used in our U.S. centers.

     We also manage laser and minimally invasive surgical procedures at several hospitals and ambulatory surgical centers on a contract basis. We are generally compensated based on procedures performed, increased surgical volume, reduced surgical costs, or a combination of these. We may also receive compensation for conducting the marketing programs and educating the surgical staffs of the facilities.



                          RISK FACTORS

     You should be aware that there are various risks associated with our business, some of which are described below. You should carefully consider these risk factors before you decide to purchase our Common Stock from the Selling Shareholders.

Future Profitability Uncertain Due to Limited Operating History and Losses from Operations

     The FDA first approved the use of the excimer laser for the correction of nearsightedness in the U.S. in October 1995. As a result, no one in our industry has more than approximately three years' experience in the operation and management of laser eye surgery centers or in the marketing of laser eye surgery procedures to the general public in the U.S. We opened our first laser eye surgery center in the U.S. in 1996, and until the second half of 1998, our laser eye surgery operations were not profitable. We cannot assure you that recent capital infusions, acquisitions, related management changes or the market for our services will cause us to become profitable on a consistent basis. If we cannot become consistently profitable, we could fail to meet our obligations when they come due. In that case, if our creditors sought to satisfy amounts owed them, their actions could have a material adverse effect on our business, financial condition and results of operations.

Laser Eye Surgery Might Not Achieve Broad Customer Acceptance

     The laser eye surgery industry is relatively new, so we cannot be certain that enough people will choose to have laser eye surgery in our centers to make us consistently profitable. A number of factors could contribute to laser eye surgery not becoming broadly accepted. These factors include:

     - the relatively high cost of the surgery and the fact that it is not usually covered by insurance
      -     traditional treatments, such as eyeglasses and contact
            lenses, are effective and much less expensive
      -     possible short-term side effects, including post-
            operative pain, corneal glaze during healing,
            glare/halo effects, diminished vision in low light, corneal ulcers other healing disorders
      - possible long-term side effects of the surgery which are not presently known
      - the fact that many people are resistant to having surgery that is not absolutely necessary

Potential Volatility of Stock Price

     The market price of our Common Stock has tended to fluctuate. This fluctuation, or price volatility, may continue to occur in the future due to overall market conditions or business-specific factors such as:

     -     our ability to effectively penetrate the market
     -     changes in government regulations
     - the issuance of new or changed stock market analyst reports and recommendations
     -     our ability to meet analysts' projections
     -     our actual financial results

     In addition, our Common Stock could experience extreme fluctuations in market price that are wholly unrelated to our operating performance.

Large Number of Shares Eligible for Future Sale Could Depress
Market Price for Common Stock

     We previously registered 9,901,218 shares of our Common Stock. Of these, 9,000,000 shares were for distribution by a major shareholder, Summit Technologies, Inc. to its shareholders and for their resale of shares, and 901,218 shares were for resales by certain other individuals who received shares in connection with our August 18, 1997 acquisition of all of the issued and outstanding shares of stock of Refractive Centers International, Inc. from Summit Technologies, Inc. In addition, we entered into a Registration Rights Agreement which gives Summit the right to demand that we register the remaining 7,164,361 shares of our Common Stock they own. So far, they have not demanded registration of these shares. However, if Summit does require such registration, their sale of all or part of these shares could negatively affect the trading price of our Common Stock.

     We previously registered 19,145,798 shares of our Common Stock for resale by Stephen N. Joffe, M.D., his wife, Sandra F.W. Joffe, and his son, Craig P.R. Joffe. There is no restriction on the timing of the sale, or the amount of sales, of these shares. As a result, sales of our Common Stock by Summit and the Joffes could have a similar negative effect.

Technological Change Could Render Our Equipment or Services
Obsolete

     Newer technologies, techniques or products for the treatment of refractive vision disorders could be developed with better performance than the excimer laser technology we use. The availability of new and better ophthalmic laser technology or other surgical or non-surgical methods for correcting refractive vision disorders could have a significantly negative impact on our business. If a new and superior product or technique is introduced which we would like to use in our centers, we might not have access to sufficient funds to make the capital expenditures required to acquire such new technology.

Various Sources of Competition Could Harm Our Business

     Laser eye surgery competes with other surgical and non-surgical treatments for refractive eye disorders, including eyeglasses, contact lenses, other types of refractive surgery (such as radial keratotomy) and other technologies currently under development. Among providers of laser refractive surgery, competition will come from firms similar to us and from hospitals, hospital-affiliated group entities, physician group practices and private ophthalmologists that, in order to offer laser refractive surgery to patients, purchase or rent excimer lasers. Suppliers of conventional vision correction alternatives (eyeglasses and contact lenses), such as optometry chains, also may compete with us by purchasing laser systems and offering laser eye surgery to their customers. We cannot guarantee that our management, operation and marketing plans will be successful in meeting this variety of competition. If more competitors offer laser eye surgery in a given geographic market, we might find it necessary to reduce the prices we charge. If that were to happen, we cannot assure you that we could make up for the reduced profit margin by increasing the number of procedures we perform. In that case, our corporate revenues could decrease. Further, it is possible that our competitors' access to capital and/or financing will give them an advantage against us.

Extensive Government Regulation Could Limit Our Business

     Our operations are subject to extensive federal, state and local laws, rules and regulations affecting the health care industry and the delivery of heath care. These include laws and regulations, which vary significantly from state to state, prohibiting the practice of medicine and optometry by persons not licensed to practice medicine and optometry, prohibiting unlawful rebates and division of fees, and limiting the manner in which prospective patients may be solicited. Further, contractual arrangements with hospitals, surgery centers, ophthalmologists and optometrists, among others, are extensively regulated by state and federal law.

     Failure to comply with applicable FDA requirements could subject excimer laser manufacturers and us to enforcement action, including product seizures, recalls, withdrawal of approvals and civil and criminal penalties, any one or more of which could have a material adverse effect on our business, financial condition and results of operations. In addition, clearances or approvals could be withdrawn in appropriate circumstances. A failure by us or our principal suppliers to comply with regulatory requirements, or any adverse regulatory action, could result in a limitation on or prohibition of our use of excimer lasers which in turn would have a material adverse effect on our business, financial condition and results of operations. Furthermore, if any of the manufacturers that supply or may supply excimer lasers to us fail to comply with applicable federal, state, or foreign regulatory requirements could result in regulatory action against such manufacturers and therefore could limit the supply of lasers to us or limit our ability to use the lasers we already have.

Loss of Good Relations with Physicians Could Reduce Procedures
Performed at Our Centers

     We rely on good relationships with the physicians who perform laser eye surgery procedures at our centers. If we are unable for some reason to continue our relationships with these physicians, or to find comparable replacements in the event of a termination of any significant number of these relationships, the number of proceedings performed in our centers could decline, which in turn would cause our revenues and earnings to decline.

Unexpected Year 2000 Failures Could Negatively Affect Our Business

     The Year 2000 problem exists because many computer systems and programs utilize two digits rather than four digits to define years for computer calculations. After December 31, 1999, any computer recognizing a two digit date may incur system failure or miscalculate date-sensitive information. The failure of our computers or those of third parties that we deal with due to this Year 2000 problem could have an adverse effect on our operations.

     We have completed an assessment of our computer software and hardware for compliance with Year 2000 and have determined that all business critical systems are compliant. Business critical systems include financial reporting systems and all lasers utilized in our centers. Costs associated with the assessment were internal costs, were expensed as incurred and were immaterial. We have not verified or tested compliance with our telemarketing information system because we are in the process of purchasing a new telemarketing system that will be Year 2000 compliant and will be installed and operational by June 30, 1999. The cost of this new system will be included in our capital expenditures or leased. We anticipate that the cost of this new system will exceed $200,000.

     We have also completed an assessment of external risks associated with Year 2000. Although management does not believe that such external risks are significant, the loss of power or other telecommunication link difficulties could disrupt our operations.

     Although we have taken action to remedy internal and external Year 2000 problems, there can be no assurance that we will not experience internal systems failures or that our products and services suppliers will not experience systems failures which could have an adverse impact on us and our operations.

                          THE OFFERING

     In 1998, LCA-Vision Inc. was a party to two different private placement transactions which resulted in the issuance of restricted stock to a number of sophisticated investors. As part of these transactions, the investors negotiated for and received registration rights agreements which required us to file a registration statement with the Securities and Exchange Commission which would be available for the investors to use in case they decide to sell their restricted stock in open market sales.

     Most of this restricted stock was in the form of our 6% Series B-1 Convertible Stock which we will refer to as simply the "Series B-1 Stock" for ease of reference. The investors have the right to convert the Series B-1 Stock into LCA-Vision Inc. Common Stock at any time they choose. One other investor received our Common Stock directly, in exchange for investment banking services they provided to us. For ease of reference, we will refer to the investors who may sell Common Stock under this Prospectus as the "Selling Shareholders."

     We have not retained an underwriting firm to handle sales of Common Stock by the Selling Shareholders. We expect the Selling Shareholders to work directly with broker/dealer firms of their own choosing to arrange for sales of their Common Stock. We also expect that the broker/dealers who arrange for sales of Common Stock will be compensated by commissions at whatever rates they may agree upon with the Selling Shareholders. We will not receive any proceeds from the Selling Shareholders' sales of Common Stock under this Prospectus, and we are not responsible for compensating their brokers.

Placement of Series B-1 Stock

     All but one of the Selling Shareholders purchased a total of 10,000 shares of Series B-1 Stock for an aggregate purchase price of $10,000,000. The rights, preferences and privileges of Series B-1 Stock are governed by a Certificate of Designation which we filed with the Delaware Secretary of State on May 7, 1998 (as corrected on May 11, 1998 and May 12, 1998). Pursuant to the Purchase Agreement, the Selling Shareholders also have the option to purchase an additional 5,000 shares of Series B-2 Stock for an aggregate purchase price of $5,000,000, if they act between November 11, 1998 and May 11, 1999. However, as of March 5, 1999, the original purchasers of a majority of the B-1 Stock agreed not to exercise the option to purchase Series B-2 Stock. In exchange for their agreement not to exercise the Series B-2 option, we issued a total of 165,076 shares of Common Stock to them. These shares are included in the shares covered by this Prospectus.

     Each share of Series B-1 Stock is convertible into that number of shares of our Common Stock determined by multiplying such share by $1,000 (plus the amount of any accrued but unpaid dividends other than dividends of Common Stock) and dividing the result by a conversion price equal to the lesser of (i) 125% of the closing bid price on the trading day preceding original issuance of the Series B-1 Stock, or (ii) the average of the lowest closing bid prices on any four of the 22 trading days immediately preceding conversion of the Series B-1 Stock, subject to adjustment as described in the Certificate of Designation for Series B-1 Stock. However, each Selling Shareholder owning Series B-1 Stock has agreed to restrict its ability to convert shares of Series B-1 Stock (and receive shares of Common Stock in payment of dividends) so that they will not become 5% or greater shareholders of LCA-Vision Inc.

     We estimated the maximum number of shares to be included in this Prospectus by estimating the maximum number of shares of Common Stock into which the Series B-1 Stock may be converted based on events which we believe are reasonably foreseeable, assuming conversion of all outstanding Series B-1 Stock. The actual number of shares of Common Stock into which the Series B-1 Stock may be converted could be more or less than the maximum number of Shares covered by this Prospectus. As of March 10, 1999, a total of 6,858,041 shares had already been sold by the Selling Shareholders under a prior registration statement.

Donaldson, Lufkin & Jenrette Securities Corporation Shares

     On May 4, 1998, we issued 200,000 shares of our Common Stock to Donaldson, Lufkin & Jenrette Securities Corporation, also a Selling Shareholder, as compensation for certain investment banking services related to our acquisition of Refractive Centers International, Inc.

                     CERTAIN TRANSACTIONS

     In 1995, we borrowed a total of $4,390,772 from our largest stockholders, Dr. and Mrs. Stephen N. Joffe. Dr. Joffe was and remains our Chief Executive Officer. The loans were made under two promissary notes which specified an interest rate of 6.91% per annum and a maturity date of September 26, 2005. As of January 1, 1997, the total amount due under these notes, including outstanding principal and accrued interest, was $1,962,953. In August 1997, in connection with our acquisition of Refractive Centers International, Inc. from Summit Technology, Inc., Dr. and Mrs. Joffe agreed to amend the promissory notes to provide that we could not make principal payments to them in any year unless for the prior fiscal year our earnings before taxes, amortization and depreciation net of capital expenditures exceeded $1,000,000, and then payments could be made only up to 25% of such excess. We did not make any payments under these loans in 1997 or 1998, and as of December 31, 1998 the total amount of principal and accrued interest due under these loans was $2,068,000. In February 1999, Summit agreed to waive the payment restriction which prevented payments under these notes in 1997 and 1998.

     Prior to August 1997, Dr. Joffe was the guarantor of approximately $11,080,000 of our bank loans. Dr. Joffe was not compensated for these personal guarantees.

     In 1998, we loaned Dr. and Mrs. Joffe a total of $2,100,000. This loan bears interest at the rate of 8.5% per annum and is collateralized with Dr. and Mrs. Joffe's pledge back to us of their rights under the notes documenting their loans to us described above. As of December 31, 1998, the total amount of principal and accrued interest due under this loan was $2,160,000.

     Dr. Joffe is the majority owner of The LCA Center for Surgery, Ltd. We do not hold an investment in the Surgery Center. During 1997 and approximately half of 1998, we leased a portion of our headquarters building to the Surgery Center at an annual rental of $190,000. In February 1997, we agreed to forego any further rent in return of the Surgery Center providing us with certain systems and processes for research and development, for providing additional staffing, and for giving us unlimited use of the leased premises for research, testing, educational and other agreed purposes. In 1997, we recorded rent, administrative and marketing income of approximately $74,000 related to the Surgery Center.

     In addition, in August 1997 we pledged to The Fifth Third Bank a $985,000 Certificate of Deposit issued by Fifth Third as security for a $985,000 loan made by Fifth third to the Surgery Center. We pledged the CD for up to 30 days while the Surgery Center arranged to replace the CD as collateral for this loan. When Dr. Joffe's personal guarantee of our prior facility with Fifth Third expired in August 1997, he remained personally obligated to us with respect to replacing the CD as collateral for Fifth Third's loan to the Surgery Center. Dr. Joffe fulfilled this obligation to us by pledging the required collateral, and we are no longer obligated to Fifth Third with respect to the CD.

     In June 1998, we purchased the leasehold improvements that had been paid for by the Surgery Center for their book value of approximately $872,000 and also advanced approximately $576,000 to the Surgery Center which remained outstanding. As of December 31, 1998 the Surgery Center owed us approximately $738,000.

     Dr. and Mrs. Joffe own 12.6 shares of our Interim Series Class B Preferred Stock which accrues dividends on an annual basis, none of which have been declared or paid. As of December 31, 1998, we owed Dr. and Mrs. Joffe a total of approximately $359,000 in accrued dividends on this stock.


                     SELLING SHAREHOLDERS

     The following table sets forth information as of March 10, 1999, with respect to beneficial ownership of Common Stock by the Selling Shareholders and has been provided to us by the Selling
Shareholders:
                                                    Shares
                         Shares                     Beneficially
                         Beneficially   Shares to   Owned
Name of                  Owned Prior   be Sold in   After the
Selling Shareholder 1    to Offering   Offering(2)  Offering(3)
---------------------    ------------  -----------  -------------

Southbrook International
Investments, Ltd.         2,216,3604    2,216,360       0

Marshall Capital
Managment Ltd.            927,1844(5)     927,184       0

Westover Investments
L.P.                       20,9526         20,952       0

Donaldson, Lufkin &
Jenrette  Securities
Corporation                200,000        200,000       0

Montrose Investments,
Ltd.                       42,5396         42,539       0

_________________

     (1) Persons named in this table have sole voting and investment power with respect to all Shares shown as beneficially owned by them, subject to community property laws, where applicable.

     (2) Excludes 6,858,041 shares previously sold in this offering under a prior registration.

     (3)     Assumes sale of all shares offered hereby.

     (4) Includes shares of Common Stock issuable upon conversion of the shares of the Series B-1 Stock at an assumed conversion price of $1.50 per share. Because the number of shares of Common Stock issuable upon conversion of the Series B-1 Stock and as payment of dividends on the Series B-1 Stock, is dependent in part upon the market price of the Common Stock prior to a conversion, the actual number of shares of Common Stock that will be issued in respect of such conversions or dividend payments, and consequently the number of shares of Common Stock that will be beneficially owned by each Selling Shareholder, will fluctuate daily and cannot be determined at this time.

     (5) Includes 101,585 shares we issued in exchange for Marshall Capital's agreement not to exercise the option to purchase Series B-2 Stock.

     (6) Consists of shares we issued in exchange for their agreement not to exercise the option to purchase Series B-2 Stock.

                      PLAN OF DISTRIBUTION

     The Selling Shareholders, from time to time, may sell their Common Stock on the Nasdaq SmallCap Market in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Selling Shareholders may sell their Common Stock by one or more of the following methods:

     - block trades in which the broker or dealer so engaged will attempt to sell shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction
     - purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus
     - an exchange distribution in accordance with the rules of such exchange
     - ordinary brokerage transactions and transactions in which the broker solicits purchasers
     -    privately negotiated transactions
     -    short sales

     In effecting sales, brokers and dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the Selling Shareholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares of Common Stock at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a Selling Shareholders, to purchase as principal any unsold shares of Common Stock at the price required to fulfill the broker-dealer commitment to the Selling Shareholders. Broker-dealers who acquire shares of Common Stock as principal may thereafter resell such shares of Common Stock from time to time in transactions (which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such shares of Common Stock commissions as described above. The Selling Shareholders may also sell shares of Common Stock in accordance with Rule 144 under the Securities Act, rather than under this Prospectus.

     The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in sales of shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. From time to time the Selling Shareholders may engage in short sales, short sales against the box, puts and calls and other transactions in securities of the Company or derivatives thereof, and may sell and deliver shares of Common Stock in connection therewith or in settlement of securities loans. If the Selling Shareholders engage in such transactions, the conversion price with respect to Series B-1 Stock may be affected. From time to time the Selling Shareholders may pledge their shares of Common Stock pursuant to the margin provisions of its customer agreements with its brokers. Upon a default by the Selling Shareholders, the broker may offer and sell the pledged shares of Common Stock from time to time.

                    DESCRIPTION OF SECURITIES

     Our Amended and Restated Certificate of Incorporation authorizes 110,000,000 shares of common stock, $.001 par value, 1,688 shares of Class A Preferred Stock, .001 par value, and 5,000,000 shares of Class B Preferred Stock, $.001 par value. The holders of shares of Common Stock and Class A Preferred Stock have one vote per share. Neither the Common Stock nor the Class A Preferred Stock has any conversion rights. The closing bid price of the Common Stock on the Nasdaq SmallCap Market at February 11, 1999 was $1.84 per share. The holders of shares of Company Common Stock are entitled to dividends when and as declared by the Board of Directors from legally available funds. We do not anticipate declaring or paying any cash dividends for the foreseeable future. There are currently 1,182 shares of Class A Preferred Stock issued and outstanding. The holders of shares of Class A Preferred Stock have one vote per share. The Class A Preferred Stock does not have any conversion rights.

     We have issued a total of 12.6 shares of two series of Interim Class B Preferred Stock. Each of the 12.6 shares of our Interim Series Class B Preferred Stock and Second Interim Series Class B Preferred Stock is convertible into the number of fully paid and nonassessable shares of Common Stock that results from dividing $3.50 into the sum of $200,000 plus all accrued but unpaid dividends on each such share at the time of conversion.

     Our Amended and Restated Certificate of Incorporation provides holders of each series of Interim Class B Preferred Stock with a liquidation preference payable upon any voluntary or involuntary liquidation, dissolution or winding up of LCA-Vision Inc. of $200,000 per share, plus all accrued and unpaid dividends to be paid prior to any distributions to the holders of Class A Preferred Stock or Common Stock, and holders of Class A Preferred Stock with a liquidation preference payable upon any voluntary or involuntary liquidation, dissolution or winding up of LCA-Vision Inc. of $40 per share, plus all accrued and unpaid dividends to be paid prior to any distributions to the holders of Common Stock. Subject to those preferential rights, the holders of Common Stock are entitled to receive, ratably, all of our remaining assets.

     None of the Class A Preferred Stock, either Series of Interim Class B Preferred Stock, or Common Stock has preemptive or cumulative voting rights, is redeemable, or is liable for assessments or further calls.

     On May 7, 1998, we filed a Certificate of Designation (as corrected on May 11, 1998 and May 12, 1998) with the Delaware Secretary of State governing the rights, preferences and privileges of Series B-1 Stock. We have issued 10,000 shares of Series B-1 Stock. The holders of Series B-1 Stock have no voting rights. Each share of Series B-1 Stock is convertible into that number of shares of Common Stock determined by multiplying such share by $1,000 (plus the amount of any accrued but unpaid dividends other than dividends of Common Stock) and dividing the result by a conversion price equal to the lesser of (i) 125% of the closing bid price on the trading day preceding issuance of the Series B-1 Stock, or (ii) the average of the lowest closing bid prices on any four of the 22 trading days immediately preceding conversion of the Series B-1 Stock, subject to adjustment as described in the Certificate of Designation for Series B-1 Stock.

     Shares of Series B-1 Stock are subject to mandatory redemption in certain circumstances specified in the Certificate of Designation for Series B-1 Stock, including among other things, the failure to maintain effectiveness of the Registration Statement of which this Prospectus is a part, failure of the Common Stock to be trade on The Nasdaq Stock Market, failure to deliver certificates for shares of Common Stock upon conversion of Series B-1 Stock, or failure to have reserved a sufficient number of shares of Common Stock upon conversion of Series B-1 Stock.


                        LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for us by our counsel, Dinsmore & Shohl LLP, Cincinnati, Ohio.


                          EXPERTS

     The consolidated balance sheets of LCA-Vision Inc. and subsidiaries as of December 31, 1998 and 1997, and the consolidated statement of operations, shareholders' investment and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this Registration Statement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

               WHERE TO FIND MORE INFORMATION

     Government Filings. We file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may read and copy any documents that we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The public reference rooms impose a nominal fee for copying requested documents. Our SEC filings are also available to you free of charge at the SEC's website at http://www.sec.gov.

     Information Incorporated by Reference. The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supercede previously filed information, including information included in this document.

     We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering has been completed.

     1. Our Annual Report on Form 10-K, which includes sections from its Annual Report to Stockholders for the year ended December 31, 1998.

     2.     Our Proxy Statements dated April 21, 1998 and
September 21, 1998.

     You may request free copies of these filings by writing or telephoning us at the following address:

                         Larry P. Rapp
                         Chief Financial Officer
                         LCA-Vision Inc.
                         7840 Montgomery Road
                         Cincinnati Ohio 45236
                         Telephone: 513-792-9292

                 FORWARD-LOOKING STATEMENTS

     This Prospectus contains "forward-looking statements" that include statements regarding the intent, belief or current expectations of LCA-Vision Inc. our directors or our executive officers about the many factors which could affect our business, some of which are:

     - trends affecting our financial condition or results of operations
     -     our business and growth potential
     -     various risk factors
     -     Pro forma financial data

     You should be aware that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. We have identified several important factors that could cause such differences in the section below entitled "Risk Factors".

                            PART II

             INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

     The following is an itemized statement of the expenses (all but the SEC fees are estimates) in connection with the issuance of the securities being registered hereunder. All such expenses will be borne by the Company.

          SEC registration fees                     $1,128.02
          Legal fees and expenses                   $7,500.00
          Accounting fees and expenses              $3,500.00
          Miscellaneous                            $10,371.98

                    Total                          $22,500.00

Item 15.     Indemnification of Directors and Officers

     The Company's Amended Bylaws provide that each person who is made a party or is otherwise involved in an action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law (the "DGCL") against all expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The intent of the Company's Amended Bylaws is to make indemnification for directors and officers mandatory rather than permissive. In addition, the Amended Bylaws provide that the Company may pay a director's or officer's expenses incurred in defending any such proceeding, in advance of the proceeding's final disposition, provided that the director or officer delivers to the Company an undertaking to repay all advanced amounts if it is ultimately determined that he is not entitled to be indemnified under Delaware law. To the extent that an officer or director is successful on the merits in any proceeding, Delaware law mandates indemnification for expenses, including attorneys' fees. The Company's Amended Bylaws also provide that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

Item 16.     Exhibits

Each of the following exhibits is filed or incorporated by reference in this Registration Statement.

Exhibit
Number                     Description of Exhibit

(5) and (23.1)         Opinion and consent of Dinsmore &
                       Shohl LLP, counsel to the Registrant. (a)

(23.2)                 Consent of PricewaterhouseCoopers LLP (a)

(24)                   Powers of Attorney (a)

________

(a)     Previously filed.

Item 17.     Undertakings

     (a) Rule 415 Offering. The undersigned small business issuer hereby undertakes that it will:

             (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

             (2)     For determining liability under the
Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

            (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (e) Request for Acceleration of Effective Date. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

          In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (f) Reliance on Rule 430A. The undersigned small business issuer will:

               (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

               (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on the 11th day of March, 1999.

                                   LCA-VISION INC.


                              By: /s/Larry P. Rapp
                                  ---------------------------
                                  Larry P. Rapp
                                  Chief Executive Officer and
                                  Treasurer

                       POWER OF ATTORNEY

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signature                  Title                        Date

/s/ Stephen N. Joffe *   Chairman and              March 11, 1999
                         --------------------      Chief Executive
Stephen N. Joffe, M.D.   Officer
                         (Principal Executive
                         Officer)

/s/Larry P. Rapp         Chief Financial Officer   March 11, 1999
--------------------     Officer
Larry P. Rapp            (Principal Financial
                         and Accounting Officer)

/s/John C. Hassan *      Director                  March 11, 1999
--------------------
John C. Hassan


/s/Stephen N. Joffe *    Director                  March 11, 1999
--------------------
Stephen N. Joffe, M.D.


/s/John H. Gutfreund *   Director                  March 11, 1999
--------------------
John H. Gutfreund


/s/William O. Coleman *  Director                  March 11, 1999
---------------------
William O. Coleman

_____________________________

*Executed on behalf of the indicated signatures by Larry P. Rapp, attorney-in-fact.